2017 Annual Report One Company One Culture One Mission

Becoming the World’s Leading Cancer Testing and Information Company OUR COMMON PURPOSE We save lives by improving patient care. OUR VISION By providing uncompromising quality, exceptional service and innovative solutions, we will be the world’s leading cancer testing and information company. OUR VALUES Quality, Integrity, Accountability, Teamwork, and Innovation • Grew Clinical Test volume 17% year-over-year, performing over 650,000 complex clinical oncology tests for approximately 400,000 cancer patients. • Grew Pharma Services revenue 22% year-over-year and increased backlog from $36 million to over $66 million. • Improved cost effectiveness with 11% cost-per- test reduction fueled by a productivity increase of over 7% and continued automation and process improvements. 2017 Results 2017 Payer Mix • Expanded outside the U.S. by opening a new laboratory in Rolle, Switzerland offering Pharma Services to international clients. • Completed the integration of Clarient, combining our California laboratories and renovating our large laboratory in Aliso Viejo, California, to enhance testing capacity. Key 2017 Accomplishments 2017 Revenue by Segment Pharma Services 10% Clinical Services 90% 2017 Test Mix Cyto 8% FISH 23% Flow 13% Molecular 23% Histology & Pathology 33% Patient & Other 3% Client Billing 64% Govt. 15% Insurance 18%

NeoGenomics Laboratories • 1 Revenue, Adjusted EBITDA, Net Loss and Clinical Genetic Testing Volume Clinical Genetic Tests Performed* Pharma Revenue and Backlog $ in Thousands 2017 2016 2015 Revenue $258,611 $244,083 $99,802 % Growth 6.0% 144.6% 14.6% Adjusted EBITDA (non-GAAP)1 $32,769 $34,685 $9,672 % Growth (5.5%) 258.6% 5.4% Net Loss2 $(846) $(5,723) $(2,535) Clinical Genetic Testing Volume3 657,394 563,132 221,191 % Growth 16.7% 154.6% 25.9% 1. For reconciliation to comparable GAAP measure and definition of Adjusted EBITDA, see pages 63-65 on Form 10-K for the year ended December 31, 2017. 2. Includes impairment charges of $3.5 million in 2016 and acquisition costs of $4.7 million in 2015. 3. Clinical Genetic tests exclude tests performed for Pharma Services customers and tests performed by PathLogic. *Clinical Genetic tests exclude tests performed for Pharma Services customers and tests performed by PathLogic. Billed New Contracts Backlog 2013 2014 2015 2016 2017 135.6 175.7 221.2 269.3 563.1 657.4 Pro Forma Clarient 2015 Clinical Genetic Tests NEO Clinical Genetic Tests Performed $70 $60 $50 $40 $30 $20 $10 $0 Q4’16 Q1’17 Q2’17 Q3’17 Q4’17 $ 5 .1 $ 5 .0 $ 6 .3 $ 6 .9 $ 8 .7$9 .0 $9 .9 $1 2 .3 $1 7. 5 $1 7. 1 $ 3 6 .6 $ 41 .5 $ 47 .5 $ 5 8 .1 $ 6 6 .5

Dear Fellow Shareholders: We live in an exciting time – advances in science and medicine are rapidly changing our understanding of Oncology, and are creating treatments and hope for patients. NeoGenomics provides the essential, state-of-the-art, genomic testing which allows physicians to treat patients more precisely and effectively than ever before. This is our purpose and why we exist. Our company has evolved rapidly into one of the leaders in Oncology testing. We have the most comprehensive menu for somatic cancer testing in our industry, a workforce which is unparrelled in its Oncology testing skill and expertise, low-cost operations driven by our scale and process management, and a loyal customer base supported by world-class service. We are positioned well and are stronger than ever. 2017 was a year of fortification. We significantly strengthened our company by completing the integration of Clarient while retaining nearly 100% of our clients. At the same time, we grew organically and gained market share in our Clinical and Pharma Services Divisions. We exited 2017 as an International company with exciting growth prospects. Our momentum is strong and we are committed to be the World’s leading cancer testing and information company. Culture and Values We are a purpose-driven company with a core set of Values. We know that patient lives depend on us and our clients place great trust in us. We know that Quality, Integrity, Accountability, Teamwork and Innovation make us strong. And we know that our success requires us to provide uncompromising quality, exceptional service and innovative solutions. These ideals are foundational elements of our company and they drive our success. Rapid Growth NeoGenomics operates two Oncology testing Divisions: Our Clinical Services Division, and our Pharma Services Division. Each grew significantly in 2017. Clinical Services test volumes increased 17% and revenues grew 6% year-over-year as we gained market share. Our comprehensive test menu, which provides a “one-stop shop” for hospitals and Oncology groups, together with our strong service levels, have generated more demand for our services. Growth accelerated in the second half of the year and demand from larger clients increased. This momentum is very encouraging as we enter 2018. Revenue growth in Pharma Services accelerated as the year progressed. Revenue increased 22% year-over-year, with fourth quarter growth exceeding 60%. The significant increase in backlog of signed contracts, growing from $36 million to $66 million, demonstrates our momentum. Pharma Services is extremely important as it allows us to partner with the most innovative companies in the industry and assist in their drug development programs. It also provides us with key insights into leading developments in Oncology. Investments in laboratory facilities, instrumentation, and automation have ensured capacity for future growth. We expanded our California laboratory facilities and opened a new laboratory in Rolle, Switzerland this past year. We also began investment in a new Houston laboratory, which is scheduled to open in May 2018. Growth in our business is also driven by innovation and we continue to lead in this area. Our expanding menu of multi-modality tests combine the most state-of-the-art testing techniques for use by Physicians and researchers. In the rapidly-growing field of immuno-oncology, we provide a large percentage of America’s PD-L1 testing along with a rapidly-growing molecular testing capability and proprietary testing techniques. While the incidence of cancer continues to increase, new diagnostic and therapeutic capabilities are increasing at an even faster rate. NeoGenomics is committed to lead and provide growth opportunities for many years to come. NeoGenomics Laboratories • 2

World-Class Team We are fortunate to have a talented and dedicated team of employees that drive our Company’s achievements. Together, we form a world-class team of over 1,000 employees and contracted Pathologists, including a medical and scientific team with diverse backgrounds in specialties related to genetics, pathology and oncology. Continual development of our team is important to us. We also mentor and train our people to enhance and capitalize on the talent within our Company. We believe that a culture of motivated and engaged employees will deliver superior service to our customers. Service Excellence Cancer patients and their Physicians demand service excellence and we agree that they should. We pride ourselves on the consistency of our service. Our industry leading turnaround times and consistent timeliness of results differentiates us from other laboratories and allows patients to receive treatment sooner. Our service excellence is demonstrated by our high levels of customer retention, which stood at 97.5% over the past year. Adjusting for clients that were acquired and similar circumstances, that retention rate would be closer to 99%. Customer survey results also provide evidence that NeoGenomics’ services are delivering very high levels of customer satisfaction. We know there is a cancer patient behind every sample we receive and our team takes that to heart at every step in the process. Challenges All businesses experience challenges and NeoGenomics is no exception. Reimbursement is the most significant challenge we face. We work hard to provide testing that is value added and medically necessary, but in many cases it’s difficult to get reimbursed adequately, or at all, for the work we do. We are working closely with payers, regulators, and legislators to drive more sensible reimbursement practices. We believe that the combined efforts of providers, payers, researchers, patients, and legislators will enable wonderful advances in Oncology care to continue, and we are committed to do our part. Future We are excited about the future of NeoGenomics and the many opportunities we have to grow and create value for our society. We expect the strong momentum we built in 2017 to continue into 2018. The Oncology testing market is growing and exciting new discoveries, developments and treatments are being introduced almost daily. Our leadership team is dedicated to pursuing our mission and to provide the exceptional quality, service and innovation necessary to increase our market share and grow profitably. This is a great time to be a part of NeoGenomics, and we are committed to lead. On behalf of everyone at NeoGenomics, thank you for your continued support and confidence. Sincerely, Douglas M. VanOort Chairman of the Board of Directors and Chief Executive Officer NeoGenomics Laboratories • 3

NeoGenomics Vision and Goals

Leadership Goals

- Be the leading Oncology-focused testing and information company in the World.
- Innovate aggressively to advance precision medicine.
- Be the highest quality and lowest cost provider in each product area.

Competencies

- Outstanding Scientific, Medical and Informatics expertise.
- Partnerships for efficiency and effectiveness across the health care continuum.
- Disciplined process management and quality systems.
- Entrepreneurial, value-driven culture.

Financial Performance Goals

- Mid-teens organic clinical volume growth
- 20%+ organic Pharma revenue growth
- 25-35% incremental Adj. EBITDA on revenue growth

Historical Margins, Unit Prices and Productivity*



Gross Margin
Cummulative Change in Avg Rev and Test & Productivity
55%
50%
45%
40%
35%
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
2010
2011
2012
2013
2014
2015
2016
2017
45.1%
44.0%
44.1%
47.1%
47.6%
46.1%
47.2%
48.3%
93.8%
-46.4%
Gross Margin % from Clinical Genetic Testing
Cum Change in Avg Rev/ Clinical Genetic Test Since 2009
Cum Change in Productivity Since 2009

* All data is for Clinical Genetic Testing and excludes the impact of Path Logic and Pharma services.

(1) Productivity calculated as the number of lab tests completed per month per laboratory FTE.



NeoGenomics Laboratories • 4

Corporate Information Board of Directors • Bruce K. Crowther • Director • Kevin C. Johnson • Director • Douglas M. VanOort • Chairman and CEO • Alison L. Hannah • Director • Steven C. Jones • Director • William J. Robison • Director • Raymond R. Hipp • Director • Stephen M. Kanovsky • Director • Lynn A. Tetrault • Director Corporate Officers Jennifer M. Balliet Chief Culture Officer Kathryn B. McKenzie Principal Accounting Officer William B. Bonello VP of Corporate Development, Strategy & Investor Relations Steven A. Ross Chief Information Officer Steven G. Brodie, PhD Vice President of Operations Robert J. Shovlin President, Clinical Services George A. Cardoza President, Pharma Services Sharon A. Virag Chief Financial Officer Corporate Offices 12701 Commonwealth Drive, Suite 9 Fort Myers, FL 33913 Legal Counsel K&L Gates, LLP, Miami, FL Transfer Agent Standard Registrar and Transfer Company 440 East 400 South, Suite 200 Salt Lake City, UT 84111 Phone: 801.596.2150 Independent Registered Public Accounting Firm Crowe Horwath LLP Indianapolis, Indiana Annual Meeting The annual meeting of stockholders will be held at the Hyatt Coconut Point Resort at: 5001 Coconut Road Bonita Springs, FL 34134 on June 1, 2018 at 10:00am EDT. Stock Listing and Information The Company’s stock trades under the symbol “NEO” on the NASDAQ Capital Market. Forward Looking Statements Certain information contained in this annual report constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the information set forth in the Letter to Shareholders. These forward-looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company’s ability to continue gaining new customers, offer new types of tests, integrate its acquisition of the Clarient business, and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 13, 2018. All information in the Letter to Shareholders is as of release and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change. Medical Leadership Maher Albitar, MD Chief Medical Officer & Director of R & D Sally Agersborg, MD & PhD Director of Hematopathology Josette William Ragheb, MD & PhD Medical Director Adrian Padurean, MD Medical Director Lawrence M. Weiss, MD Medical Director

NeoGenomics Laboratories is a specialized oncology reference laboratory providing the latest technologies, testing partnership opportunities, and interactive education to the oncology and pathology communities. We offer the complete spectrum of diagnostic services in molecular testing, FISH, cytogenetics, flow cytometry, and immunohistochemistry through our nation-wide network of CAP-accredited, CLIA-certified laboratories. Committed to research as the means to improve patient care, we provide Pharma Services for pharmaceutical companies, in vitro diagnostic manufacturers, and academic scientist-clinicians. We promote joint publications with our client physicians. NeoGenomics welcomes your inquiries for collaborations. Please contact us for more information. 12701 Commonwealth Dr., Suite 9 Fort Myers, FL 33913 Phone: 866.776.5907/ Fax: 239.690.4237 neogenomics.com © 2018 NeoGenomics Laboratories, Inc. All Rights Reserved. All other trademarks are the property of their respective owners. Rev. 041318